Exhibit 99.3

This supplement (“Supplement”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between Jaws Acquisition Corporation (“Jaws”) and Cano Health, LLC (“Cano” or the “Company”). The information contained herein does not purport to be all-inclusive and none of Jaws, the Company or Credit Suisse Securities (USA) LLC nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Supplement. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Supplement, you confirm that you are not relying upon the information contained herein to make any decision. The reader shall not rely upon any statement, representation or warranty made by any other person, firm or corporation (including, without limitation, Credit Suisse Securities (USA) LLC or any of its respective affiliates or control persons, officers, directors and employees) in making its investment or decision to invest in the Company. None of Jaws, the Company or Credit Suisse Securities (USA) LLC, nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives, shall be liable to the reader for any information set forth herein or any action taken or not taken by any reader, including any investment in shares of Jaws or the Company.

The financial information and data contained in this Supplement is either audited in accordance with private company auditing standards or is unaudited and, in each case, does not conform to Regulation S-X or Public Company Accounting Oversight Board ("PCAOB") standards. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in any proxy statement/prospectus to be filed with the SEC. In particular, this Supplement includes estimates of certain financial metrics of Cano had they been prepared in accordance with PCAOB standards and are based on Cano's historical financials that have been prepared in accordance with private company auditing standards. Cano's actual financial metrics when prepared and audited in accordance with PCAOB standards may differ from the financial metrics included in this Supplement, including with respect to revenue recognition and amortization of goodwill.

Some of the financial information and data contained in this Supplement, such as EBITDA and Adjusted EBITDA, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Jaws and Cano believe these non-GAAP measures of financial results provide useful information regarding certain financial and business trends relating to Cano's financial condition and results of operations. Cano's management uses these non-GAAP measures to compare Cano's performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Jaws and Cano believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing Cano's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Jaws and Cano do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Cano's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Cano's audited financial statements, which will be presented in the preliminary proxy statement/prospectus to be filed with the SEC, and not rely on any single financial measure to evaluate Cano's business.

Additional Information. In connection with the proposed Business Combination, Jaws intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement/prospectus of Jaws, and after the registration statement is declared effective, Jaws will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders. This Supplement does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Jaws’ shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, Jaws and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of Jaws as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Jaws Acquisition Corporation, 1601 Washington Avenue, Suite 800, Miami Beach, Florida, 33139.

Participants in the Solicitation. Jaws, the Company and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Jaws’ shareholders with respect to the proposed Business Combination. A list of the names of Jaws’ directors and executive officers and a description of their interests in Jaws is contained in Jaws’ final prospectus relating to its initial public offering, dated May 13, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Jaws Acquisition Corporation, 1601 Washington Avenue, Suite 800, Miami Beach, Florida, 33139. Additional information regarding the interests of the participants in the solicitation of proxies from Jaws’ shareholders with respect to the proposed Business Combination will be contained in the proxy statement/prospectus for the proposed Business Combination when available.

No Offer or Solicitation. This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Jaws Acquisition Corp. has retained KPMG among other third-party advisors, to conduct a quality of earnings analysis and perform due diligence on internal controls, IT, IPO readiness and tax. Additionally, Kirkland & Ellis have been retained for legal due diligence. Both of these work-streams are ongoing.

Cano Health, LLC

Consolidated Statements of Operations

	2017	2018	2019
Revenues
Managed care revenue	$67,200,242	$128,712,587	$261,494,399 (1)
MSO revenue	48,539,211	93,334,682	83,038,629 (1)
Pharmacy revenues	7,915,149	9,395,003	12,897,397
Other revenues	6,193,999	3,671,922	7,585,152
Total Revenues	129,848,601	235,114,194	365,015,577

Operating Expenses
Third-party medical costs	79,226,666	158,016,730	241,089,046 (1)
Patient care and operating expenses	24,991,566	28,801,043	43,233,852
Selling, general and administrative expenses	13,985,024	34,559,813	59,353,628
Depreciation and amortization expense	5,529,199	9,540,993	17,111,072
Transaction costs	2,798,510	3,116,072	18,944,576
Fair value adjustment in contingent considerations - (Note 11)	-	586,058	7,597,620
Management fees	372,331	440,115	427,379
Total Operating Expenses	126,903,296	235,060,824	387,757,173

(Loss) Income from Operations	$2,945,305	$53,370	$(22,741,596)

Other (Expense) Income
Interest expense	(2,599,149)	(5,361,269)	(10,233,348)
Interest income	-	219,218	318,574
Other expenses	-	-	(250,000)
Total Other Expenses, Net	(2,599,149)	(5,142,051)	(10,164,774)

Net Loss	$346,156	$(5,088,681)	$(32,906,370)

(1) Historical audits adjusted to exclude health plan administrative fees from gross revenues and third-party medical costs

Note: Cano financial information shown above is unaudited, does not conform to Regulation S-X or PCAOB standards and includes estimates of certain financial metrics adjusted to reflect PCAOB standards, and such information may not be included, may be adjusted or may be presented differently in filings made with the SEC

	Adjusted EBITDA Reconciliation
	2017	2018	2019
Net Income	$346	$(5,089)	$(32,906)
Depreciation & amortization	5,529	9,541	17,111
Interest expense	2,599	5,142	9,915
Taxes	-	-	-
Reported EBITDA	8,475	9,594	(5,881)

Fees paid to current owner	1,051	818	3,888	(A)
Stock-based compensation	-	258	90	(B)
Non-recurring expenses	-	565	1,770	(C)
Deferred purchase price expense	-	602	14,842	(D)
One-time transaction expenses	2,120	2,723	6,930	(E)
De novo pre-opening losses	-	904	2,904	(F)
Adjusted EBITDA	11,645	15,464	24,544

Acquired EBITDA (PF in year of acquisition)	-	-	12,254	(G)

Pro Forma Adjusted EBITDA	$11,645	$15,464	$36,798

(A)	Represents transaction fees paid to current majority owner under current management agreements, which will be terminated upon going public

(B)	Represents non-cash compensation charges

(C)	Includes one-time legal fees, IT expenses, severance, and various other non-recurring items

(D)	Represents accruals and change in fair value for deferred purchase considerations to be paid to prior owners of acquired businesses

(E)	Represents legal and professional fees related to historical acquisitions and debt financings

(F)	Represents de novo losses incurred prior to opening

(G)	Represents pre-acquisition EBITDA from completed acquisitions, in the year that businesses were acquired

Cano Health, LLC

Consolidated Statement of Cash Flows

	2017	2018	2019
Cash flows from operating activities:
Net income	$346,156	$(5,088,681)	$(32,906,370)
Reconciliation of net income to net cash used in operating activities:
Depreciation and amortization expense	489,917	1,107,284	2,999,382
Amortization of goodwill and intangible assets	5,039,282	8,433,709	14,111,690
Fair value adjustment to contingent consideration	-	586,058	7,597,620
Amortization of debt discount and debt issuance costs	226,544	342,222	516,618
Equity-based compensation	-	225,000	-
Profit interest units relating to equity-based compensations	-	32,565	90,500
Changes in operating assets and liabilities:
Accounts receivable, net	(8,248,612)	(13,731,576)	(25,145,962)
Inventory	38,494	55,988	(373,437)
Other assets	(1,691,912)	(140,938)	1,404,109
Prepaid expenses and other current assets	(152,896)	(546,924)	(1,236,462)
Accounts payable and accrued expenses	2,761,369	1,888,164	7,909,143
Interest accrued due to seller	13,089	56,329	1,234,438
Deferred rent	123,688	867,156	956,140
Other liabilities	-	23,920	(16,847)
Net cash used in operating activities	$(1,054,881)	$(5,889,724)	$(22,859,438)

Cash flows from investing activities:
Purchase of property and equipment	$(2,297,998)	$(5,324,577)	$(9,213,738)
Acquisitions of subsidiaries	(24,945,041)	(16,690,856)	(82,849,458)
Holdback payment settlement	-	(737,767)	(59,200)
Increase (decrease) in due to sellers	(9,167,331)	(2,526,078)	8,817,728
Collections on due from escrow	-	4,975,000	-
Increase in due from seller	-	-	(83,473)
Advances to related parties	-	(4,501,692)	(3,547)
Net cash used in investing activities	$(36,410,370)	$(24,805,970)	$(83,391,688)

Cash flows from financing activities:
Contributions from member	$20,546,850	$1,224,987	$60,656,617
Distributions to member	-	(935,215)	(1,165,213)
Repurchase of shares from member	-	-	(99,990)
Net proceeds from notes payable, net of debt discounts	19,104,042	29,078,750	73,421,176
Proceeds from revolving credit facility	600,000	12,200,000	18,050,000
Repayments of revolving credit facility	-	(12,800,000)	(18,050,000)
Repayments of equipment loans	-	(24,458)	(174,143)
Repayments of capital lease obligations	(106,210)	(175,522)	(597,895)
Net cash provided by financing activities	$40,144,682	$28,568,542	$132,040,552

Net increase (decrease) in cash and restricted cash	2,679,431	(2,127,152)	25,789,426

Cash and restricted cash - beginning of year	2,850,286	5,529,717	3,402,565

Cash and restricted cash - end of year	$5,529,717	$3,402,565	$29,191,991

Note: Cano financial information shown above does not conform to Regulation S-X or PCAOB standards, and such information may not be included, may be adjusted or may be presented differently in filings made with the SEC

Cano Health, LLC

Consolidated Balance Sheet

	2017	2018	2019
Assets:
Current assets:
Cash	$5,529,717	$3,402,565	$29,191,991
Accounts receivable, net	8,907,266	24,337,501	49,804,463
Inventory	328,912	272,924	646,361
Prepaid expenses and other current assets	252,460	799,384	2,035,846
Due from seller	4,975,000	-	83,473
Total current assets	19,993,355	28,812,374	81,762,134

Property and equipment, net	3,829,912	8,849,121	19,725,962
Goodwill, net	37,683,173	52,912,129	121,736,491
Intangibles, net	27,265,882	32,877,296	80,723,503
Note receivables - related parties	-	4,626,692	4,630,239
Other assets	1,900,996	2,072,567	795,058
Acquisitions (to be allocated pending valuations)	-	-	-
Total assets	90,673,318	130,150,179	309,373,387

Liabilities:
Current liabilities:
Current portion of notes payable	981,250	2,645,781	1,353,349
Current portion equipment loans	-	171,976	274,972
Revolving credit facility	600,000	-	-
Current portion of capital lease obligations	170,444	226,443	477,388
Accounts payable and accrued expenses	4,172,555	6,060,719	13,969,862
Current portion due to seller, net	2,787,074	640,257	50,571,534
Total current liabilities	8,711,323	9,745,176	66,647,105

Long-term liabilities:
Notes payable, net of current portion and debt discount	28,889,034	56,645,475	131,875,701
Equipment loans, net of current portion	-	263,752	1,095,307
Capital lease obligations, net of current portion	609,564	587,601	1,082,377
Deferred rent	140,236	1,007,392	1,963,532
Due to seller, net of current portion	841,089	897,418	2,274,683
Contingent considerations	4,510,000	15,999,717	23,597,337
Other liabilities	19,647	43,567	26,720
Total liabilities	$43,720,893	$85,190,098	$228,562,762

Member's Capital	46,952,425	44,960,081	80,810,625
Total liabilities and equity	$90,673,318	$130,150,179	$309,373,387

Note: Cano financial information shown above does not conform to Regulation S-X or PCAOB standards, and such information may not be included, may be adjusted or may be presented differently in filings made with the SEC